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                                                                   Exhibit 5



                         [ALLEGHENY LUDLUM CORPORATION]


Jon D. Walton
Vice President - General Counsel and Secretary
412/394-2836                                        Facsimile:  412/394-3010


                                      December 8, 1995



Allegheny Ludlum Corporation
1000 Six PPG Place
Pittsburgh, PA  15222-5479

Ladies and Gentlemen:

          I am Vice President-General Counsel and Secretary of Allegheny Ludlum Corporation, a Pennsylvania corporation (the "Company"), and in such capacity, I have acted as counsel to the Company in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on December 4, 1995 in connection with the registration statement pursuant to the Securities Act of 1933, as amended (the "Act"), of Debentures (the "Debentures"), with an aggregate initial public offering price of up to $150,000,000. I have examined the proposed form of Indenture (the "Indenture") between the Company and The Chase Manhattan Bank (National Association), as Trustee, under which the Debentures may be issued, the Registration Statement and the corporate documents of the Company. I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the Debentures.

          Based on the foregoing, I am of the opinion that subject to (i) the proposed additional proceedings being taken as now contemplated prior to the issuance of the Debentures, (ii) the due execution and delivery of the Indenture by the Trustee, (iii) the effectiveness of the Registration Statement under the Act and the qualification of the Indenture under the Trust Indenture Act of 1939, and (iv) the due execution, authentication and delivery of the Debentures, the Debentures will, upon issuance and sale thereof, be legally issued and binding obligations of the Company, except as the same may be limited by bankruptcy, insolvency or other laws relating to or affecting
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enforcement of creditors' rights or by general principles of equity.

          I consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned in the Prospectus which is part of the Registration Statement.

                                               Very truly yours,



                                               Jon D. Walton

JDW:pt